Exhibit 99.2

News Release

Acuity Brands, Inc. 1170 Peachtree Street, NE Suite 2400 Atlanta, GA 30309 Tel: 404 853 1400 Fax: 404 853 1420 AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

ACUITY BRANDS

DECLARES QUARTERLY DIVIDEND

ATLANTA, March 27, 2009 – The Board of Directors of Acuity Brands, Inc. (NYSE: AYI) today declared a quarterly dividend of 13 cents per share (an annualized rate of 52 cents per share). The dividend is payable on May 1, 2009 to shareholders of record on April 17, 2009.

Acuity Brands, Inc. owns and operates Acuity Brands Lighting, Inc. and Acuity Brands Technology Services, Inc. With fiscal year 2008 net sales of approximately $2.0 billion, Acuity Brands Lighting and Acuity Brands Technology Services combined are one of the world’s leading providers of lighting fixtures and related products and services and include brands such as Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel®, American Electric Lighting®, Gotham® , Carandini®, MetalOptics®, Antique Street Lamps™, RELOC®, Lighting Control and Design™, Synergy® Lighting Controls, SAERIS™, and ROAM®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 6,000 associates and has operations throughout North America and in Europe and Asia.